CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253902 on Form S-8 of our report dated September 10, 2024, relating to the financial statements of InnovAge Holding Corp. appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.
/s/ DELOITTE & TOUCHE LLP
Denver, CO
September 10, 2024